UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2006
FIRST UNITED ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	333-130663 (Commission File Number)	20-2497196 (I.R.S. Employer Identification No.)
2 West Broad Street, Camilla, Georgia 31730
(Address of principal executive offices)
(229) 522-2822
(Issuer’s telephone number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement and Item 5.02 Appointment of Principal Officer.
     The First United Ethanol, LLC (“FUEL”) board of directors decided, at its meeting held on September 13, 2006, to hire Mr. Anthony Flagg for the position of Chief Executive Officer (“CEO”) and on September 25, 2006, an employment agreement between Mr. Flagg and FUEL was executed pursuant to which Mr. Flagg’s employment as CEO of FUEL commenced.
     Mr. Flagg was employed as the President of Pasta Montana, LLC, a dry pasta manufacturer, from 2003 to the date he accepted the position of CEO with FUEL. Prior to his employment with Pasta Montana, LLC, Mr. Flagg had been employed as the President of Pendleton Flour Mills, LLC since 1988 and had served as its Vice President from 1983 to 1988.
     The terms of the Employment Agreement, dated September 25, 2006, (the “Agreement”) provide that Mr. Flagg shall report directly to the board of directors and his duties under the agreement include the obligation to manage the day-to-day operation of FUEL, to direct its strategic planning, to ensure compliance with all relevant quality, health, safety, legal and general duties and to hire or terminate its employees.
     In consideration of his services, Mr. Flagg will receive an annual base salary of $175,000 and will be eligible for an annual performance bonus of up to 25% of his annual base salary. In addition, beginning at the close of FUEL’s federally registered offering, Mr. Flagg shall be granted the option to purchase up to 1% of FUEL’s then outstanding membership units at a purchase price of $1,000 per unit. The Option Plan and Option Agreement setting forth the definitive terms and conditions of the option grant to Mr. Flagg have not yet been executed. Mr. Flagg will be entitled to fully participate in FUEL’s employee benefit plans and programs. We will provide Mr. Flagg with the use of an automobile owned or leased by FUEL and we will reimburse Mr. Flagg for all costs he incurs while using the automobile for business or personal purposes. In addition, Mr. Flagg will be reimbursed for reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties and responsibilities as CEO. Either Mr. Flagg or FUEL may terminate the agreement without cause upon 90 days advance notice to the other.
     In connection with the future termination of the Agreement, Mr. Flagg will have the obligation not to disclose FUEL’s confidential information or trade secrets to any person or entity for a period of 24 months following termination of the Agreement. Under the Agreement, Mr. Flagg is also subject to a covenant not to compete with FUEL for a period of 24 months within a 200 mile radius of FUEL’s facilities in Mitchell County, Georgia.

Exhibit No.	Description

99.1	Employment Agreement between First United Ethanol, LLC and Anthony Flagg dated September 25, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED ETHANOL, LLC
September 29, 2006	/s/ Murray Campbell
Date	Murray Campbell, Chairman of the Board of Directors